Exhibit 99.1

Roma Green Finance Limited

Flat 605, 6/F.

Tai Tung Building

8 Fleming Road

Wanchai, Hong Kong

June 9, 2023

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Roma Green Finance Ltd
Registration Statement on Form F-1
CIK No. 0001945240
Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Roma Green Finance Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing of the above-referenced registration statement on Form F-1 (the “Registration Statement”) relating to the Company’s initial public offering of ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of March 31, 2021 and 2022 and for each of the two years then ended and unaudited interim consolidated financial statements as of September 30, 2022 and for each of the six-month periods ended September 30, 2021 and 2022.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements for any reason 12 months after the Company’s year-end.

2.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended March 31, 2023 will be available until late June 2023.

4.	In no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Roma Green Finance Limited

By:	/s/ Luk Huen Ling Claire
Name:	Luk Huen Ling Claire
Title:	Chairlady, Executive Director and Chief Executive Officer